                                                                                                   Exhibit 99(a)(1)
            (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
           OF THE SERIES 2004-1 TRANSITION PROPERTY SERVICING AGREEMENT)

                     TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                                Series 2004-1 Bonds

         TXU Electric Delivery Company, as Servicer

         Pursuant to the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Series 2004-1 Transition Property Servicing
Agreement") between TXU Electric Delivery Company, as Servicer, and TXU Electric
Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



         SERIES 2004-1 COLLECTION PERIOD: July 2004




                                       a.  Series 2004-1     b. Series 2004-1   c. Actual           d. Series 2004-1
                                           Transition           Transition         Series 2004-1       Transition
                                           Charge in            Charge             Transition          Charge
                                           Effect               Billed             Charge              Remittance
                                           -------              -------            Payments            Made to
 Customer Class                                                                    Received            Trustee
 --------------                                                                    --------            -------
Residential Service                    $0.000966 / kWh        $3,777,236.86         $123.48              $123.48

General Service Secondary                                     $3,303,368.20      $20,600.83           $20,600.83

          Non-demand                   $0.000970 / kWh

          Demand                       $0.282 / kW

General Service Primary                                         $411,195.11       $9,689.75            $9,689.75

          Non-demand                   $0.000654 / kWh

          Demand                       $0.296 / kW

High Voltage Service                   $0.205 / kW              $241,506.31       $1,771.63            $1,771.63

Lighting Service                       $0.001277 / kWh           $51,143.44          $35.59               $35.59

Instantaneous Interruptible            $0.113 / kW              $101,311.42       $4,382.98            $4,382.98

Noticed Interruptible                  $0.195 / kW              $166,249.43      $14,419.59           $14,419.59
                                                              -------------      ----------          -----------
         Total                                                $8,052,010.77      $51,023.85           $51,023.85


         Capitalized terms used herein have their respective meanings set forth in the Series 2004-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 9th day of August, 2004.



                                   TXU ELECTRIC DELIVERY COMPANY,
                                   as Servicer


                                   By   /s/ John M. Casey
                                   ------------------------------
                                   Name:  John M. Casey
                                   Title:   Assistant Treasurer


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